Exhibit 10.1

CONSENT AND SECOND AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This CONSENT AND SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of September 18, 2015, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, the “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3005 Carrington Mill Boulevard, Suite 530, Morrisville, North Carolina 27560 (each a “Lender” and collectively, the “Lenders”), and TRANSENTERIX, INC., a Delaware corporation (“Parent”), TRANSENTERIX SURGICAL, INC., a Delaware corporation, and SAFESTITCH LLC, a Virginia limited liability company, each with offices located at 635 Davis Drive, Suite 300, Morrisville, North Carolina 27560 (individually and collectively, jointly and severally, “Borrower”).

RECITALS

A. Collateral Agent, Lenders and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 26, 2014 (as amended from time to time, including but without limitation by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of August 14, 2015, the “Loan Agreement”).

B. Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Parent has created a Subsidiary, TransEnterix International, Inc., a Delaware corporation (“TransEnterix International”), and pursuant to that certain Membership Interest Purchase Agreement by and among Parent, TransEnterix International, SOFAR, S.p.A., an Italian societa’ per azioni having its registered office in Milan, Italy, and Vulcanos S.r.L, an Italian societa’ a responsabilita’ limitata having its registered office in Milan, Italy (“Vulcanos”), dated as of September     , 2015 (the “Acquisition Agreement”, and together with any other documents, instruments, certificates and/or agreements necessary or related to, and/or executed in connection with, the Acquisition Agreement; all in form and substance reasonably acceptable to Collateral Agent and Lenders, the “Acquisition Documents”), TransEnterix International will acquire all ownership interests of Vulcanos (the transactions contemplated by the Acquisition Documents, collectively, the “Acquisition”).

D. Borrower has requested that Collateral Agent and Lenders (i) consent to Borrower’s formation of TransEnterix International and Borrower not causing TransEnterix International to (a) become a co-borrower or to guarantee the Obligations of Borrower under the Loan Documents or (b) grant a continuing lien or security interest in its assets, (ii) consent to Borrower’s entry into the Acquisition Documents and the consummation of the Acquisition pursuant to which Vulcanos will become a Subsidiary and not causing Vulcanos to (a) become a co-borrower or to guarantee the Obligations of Borrower under the Loan Documents or (b) grant a continuing lien or security interest in its assets, and (iii) make certain revisions to the Loan Agreement as more fully set forth herein.

E. Collateral Agent and Lenders have agreed to such consents and to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

1.

2. Amendments to Loan Agreement.

2.1 Section 7.12 (TransEnterix International).

“7.12 TransEnterix International. TransEnterix International will not incur or permit to exist any Indebtedness nor grant or permit to exist any Liens upon any of its properties or assets, other than the SOFAR Lien, nor engage in any operations, business or activity other than (i) owning at all times exactly one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities of Vulcanos, and (ii) performing administrative, governance and supervisory functions in connection with the operation of the business of its Subsidiaries, including making Investments in Vulcanos as contemplated by clause (f) of the definition of Permitted Investments.”

2.2 Section 13.1 (Definitions). The following definitions are hereby amended and restated in or added to Section 13.1 of the Loan Agreement as follows:

“Amortization Date” is February 1, 2016; provided however, if Interest Only Extension Event I occurs, such date shall be extended until July 1, 2016, and provided further that if Interest Only Extension Event I and Interest Only Extension Event II both occur, such date shall be further extended until January 1, 2017.

“Final Payment Percentage” is (i) if both Interest Only Extension Event I and Interest Only Extension Event II have not occurred, six and one half percent (6.50%) and (ii) if both Interest Only Extension Event I and Interest Only Extension Event II have occurred, eight percent (8.00%).

“Interest Only Extension Event I” is the receipt by Borrower on or after the Second Amendment Effective Date and prior to January 31, 2016 of unrestricted net cash proceeds of not less than Forty Million Dollars ($40,000,000.00) from the issuance and sale by Borrower of its equity securities in form and substance and on terms and conditions reasonably satisfactory to Collateral Agent and Lenders.

“Interest Only Extension Event II” means Collateral Agent’s and Lenders’ receipt of evidence, in form and substance satisfactory to Collateral Agent and Lenders, of Borrower receiving 510(k) clearance for its SurgiBot product prior to June 30, 2016.

“Maturity Date” is July 1, 2018; provided however, if Interest Only Extension Event I occurs, such date shall be extended to December 1, 2018, and provided further that if Interest Only Extension Event I and Interest Only Extension Event II both occur, such date shall be further extended until June 1, 2019.

“Second Amendment” means the Consent and Second Amendment to Amended and Restated Loan and Security Agreement, dated as of the Second Amendment Effective Date, among the Collateral Agent, the Lenders and the Borrower.

“Second Amendment Effective Date” means September 18, 2015.

“Shares” is one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower or Borrower’s Subsidiary, in any Subsidiary; provided, however, “Shares” shall not include any of the issued and outstanding capital stock, membership units or other securities of Vulcanos.

“SOFAR Lien” means that certain lien on ten percent (10%) of the ownership interests of Vulcanos in accordance with the terms of that certain Quota Pledge Agreement by and between TransEnterix International and SOFAR, S.p.A., an Italian societa’ per azioni having its registered office in Milan, Italy dated as of September     , 2015 and pursuant to the terms of the Acquisition Agreement.

2.

“TransEnterix International” means TransEnterix International, Inc., a Delaware corporation, and a subsidiary of TransEnterix, Inc.

“Vulcanos” means Vulcanos S.r.l., an Italian societa’ a responsabilita’ limitata having its registered office in Milan, Italy; provided, however, that following the consummation of the Acquisition (as defined in the Second Amendment) Vulcanos’ name shall be changed to TransEnterix Italia S.r.l.

2.3 Section 13.1 (Definitions). Clause (f) of the definition of “Permitted Investments” in Section 13.1 of the Loan Agreement is hereby amended and restated as follows:

“(f) Investments by (i) a Borrower in another Borrower, (ii) by a Borrower in Subsidiaries not a Borrower not to exceed Fifty Thousand Dollars ($50,000.00) in the aggregate in any fiscal year, provided that Borrower may make Investments in Vulcanos (directly or indirectly through TransEnterix International) up to Five Hundred Thousand Dollars ($500,000.00) in the aggregate in any month, and (ii) by Subsidiaries not a Borrower in a Borrower.”

2.4 Section 13.1 (Definitions). The definition of “Permitted Liens” in Section 13.1 of the Loan Agreement is amended by (i) deleting the word “and” at the end of clause (n) thereto, (ii) adding “; and” at the end of clause (o) thereto and (iii) adding the following new clause (p) thereto to read as follows:

“(p) the SOFAR Lien.”

2.5 Section 13.1 (Definitions). The following definitions are hereby deleted from Section 13.1 of the Loan Agreement:

“Equity Event”; “Interest Only Extension Event”.

3. Consent. Collateral Agent and Lenders hereby consent to (i) Borrower’s creation of TransEnterix International and Borrower not causing TransEnterix International to (a) become a co-borrower or to guarantee the Obligations of Borrower under the Loan Documents or (b) grant a continuing lien or security interest in its assets, (ii) entry by the Borrower and TransEnterix International into the Acquisition Documents and the consummation of the Acquisition pursuant to which Vulcanos will become a Subsidiary and Borrower not causing Vulcanos to (a) become a co-borrower or to guarantee the Obligations of Borrower under the Loan Documents or (b) grant a continuing lien or security interest in its assets and (iii) the change of Vulcanos’ name to TransEnterix Italia S.r.l.

4. Limitation of Amendment.

4.1 The amendments and consent set forth in Sections 2 through 3 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

3.

5. Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Collateral Agent and Lenders on the First Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders, in form and substance satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation:

(a)	this Amendment by each party hereto;

(b)	the Perfection Certificate for each of Parent, TransEnterix International, and Vulcanos; provided, however, the Perfection Certificate for Vulcanos may be delivered within thirty (30) days after the date hereof;

(c)	the certificate(s) for the Shares of TransEnterix International, together with Assignments Separate from Certificate, duly executed in blank;

(d)	fully executed copies of the Acquisition Documents; and

(e)	Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

[Balance of Page Intentionally Left Blank]

4.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

TRANSENTERIX, INC.

By	/s/ Joseph P. Slattery
Name:	Joseph P. Slattery
Title:	Executive VP & CFO

TRANSENTERIX SURGICAL, INC.

By	/s/ Joseph P. Slattery
Name:	Joseph P. Slattery
Title:	Executive VP & CFO

SAFESTITCH LLC
By:	TransEnterix, Inc., its sole member

By	/s/ Joseph P. Slattery
Name:	Joseph P. Slattery
Title:	Executive VP & CFO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President, Finance, Secretary & Treasurer

LENDER:

SILICON VALLEY BANK

By	/s/ Patrick Q Scheper
Name:	Patrick Scheper
Title:	Vice President

[Signature Page to Consent and Second Amendment to Amended and Restated Loan and Security Agreement]